POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS:

     WHEREAS, AmeriPrime Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

     NOW, THEREFORE, the Trust hereby constitutes and appoints JAMES R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorneys for it and in its name, place and stead, to execute and file such amendment, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 20th day of October, 1995.

ATTEST:                            AmeriPrime Funds


/s/                                By: /s/
Kelli D. Shomaker, Secretary            KENNETH D. TRUMPFHELLER, President


STATE OF TEXAS           )
                         )    ss:
COUNTY OF DALLAS         )

     Before me, a Notary Public, in and for said county and state, personally appeared KENNETH D. TRUMPFHELLER, President and KELLI D. SHOMAKER, Secretary, who represented that they are duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 20th day of October, 1995.


                              Victoria Mazurek
                              Notary Public

                              CERTIFICATE



     The undersigned, Secretary of AmeriPrime Funds, hereby certifies that the following resolution was duly adopted by a majority of the Board of Trustees at a meeting held October 20, 1995, and is in full force and effect:

          "WHEREAS, AmeriPrime Funds, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

          NOW, THEREFORE, the Trust hereby constitutes and appoints
          JAMES R. CUMMINS and DONALD S. MENDELSOHN, and each of them, its attorneys for it and in its name, place and stead, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."




Dated: October 20, 1995   /s/
                         Kelli D. Shomaker, Secretary
                         AmeriPrime Funds